Exhibit 99.1 1 PRESS RELEASE CONTACT: Vectrus Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com Vectrus Announces Strong Third Quarter Results • Q3 revenue +30.4% Y/Y to $459.4 million; Organic revenue1 +13.0% Y/Y • Q3 fully diluted EPS of $0.87; Adjusted diluted EPS1 of $1.15, +19% Y/Y • Operating income of $12.9 million; Adjusted EBITDA margin1 of 4.5% • Strong Q3 operating cash flow generation of $39.4 million • Reiterating 2021 guidance ranges COLORADO SPRINGS, Colo., November 9, 2021 — Vectrus, Inc. (NYSE:VEC) announced third quarter 2021 financial results. “We reported strong third quarter results that were underpinned by robust topline growth,” said Chuck Prow, Chief Executive Officer of Vectrus. “In the third quarter, Vectrus recorded total and organic revenue growth of 30% and 13%, respectively. During the quarter, the Vectrus team achieved a noteworthy milestone in support of a major humanitarian effort. This accomplishment involved the successful build out of over 250,000 square feet of living space and associated life- support infrastructure for thousands of refugees coming from Afghanistan. This work was done on an accelerated timeline, under extreme weather conditions and required 24/7 support from our teams to ensure success. I’d like to commend our team for going above and beyond and their commitment and dedication to this critically important mission.” Prow continued, “As it relates to LOGCAP V, CENTCOM is at full operational capability and our presence in the Indo-Pacific region continues to expand. During the quarter we grew our footprint under LOGCAP V to providing logistics and support in the Philippines. We also completed the pre- transition site survey in Kwajalein and anticipate phase-in of this program to start by the end of the

Exhibit 99.1 2 year. Our revenue in INDOPACOM now makes up approximately 5% of our total revenue compared to 1% in the same period last year.” “Our client campaigns remain instrumental to our growth and diversification strategy,” said Prow. “During the third quarter we continued to build on our Navy campaign and won several noteworthy contracts that advanced our position as the premier converged infrastructure company. First, Vectrus was awarded a prime OTA contract to provide automation in the receipt and tracking of materials for the Naval Air Warfare Center Aircraft Division. Secondly, Vectrus was awarded a contract to further develop the Real-Time Spectrum Operations software for the U.S. Navy fleet. This important effort is responsible for providing spectrum planning, sensing, monitoring, characterization, prediction, management, and maneuvering capabilities to support Electro- Magnetic Spectrum Operations. This win was based on our decades of experience providing leading-edge electromagnetic environmental effects engineering and spectrum operations. Finally, Vectrus was awarded a position on a $93 million five-year multiple award IDIQ contract to provide research and development, engineering, integration, test, cybersecurity, upgrade, and sustainment for various tactical threat systems for the Navy.” Third Quarter 2021 Results Third quarter 2021 revenue of $459.4 million was up $107.0 million or 30.4% year-on-year. Revenue grew by $61.2 million year-on-year as a result of the company’s two acquisitions on December 31, 2020 and grew $45.8 million or 13.0% organically. “Our organic and total revenue growth in the quarter was substantial and driven by Vectrus’ ability to provide critical solutions in support of our clients’ missions across all time zones,” said Susan Lynch, Senior Vice President and Chief Financial Officer. Operating income was $12.9 million or 2.8% margin. M&A and integration related expenses of $3.3 million and amortization of acquired intangible assets of $2.6 million were incurred in the quarter. Adjusted operating income1 was $18.8 million or 4.1% margin. Adjusted EBITDA1 was $20.5 million or 4.5% margin as compared to $17.0 million or 4.8% in the prior year. “Our strong topline growth in the quarter had considerable material and pass-through content which carries with it a lower margin,” said Lynch. “Year-on-year margin was also influenced by the phase-in of new awards, program completions and contract mix.” Lynch continued, “We are continuing to strategically invest in our business to enhance our capability and support future growth while phasing-in new programs that are expected to show incremental margin progression over time.”

Exhibit 99.1 3 Fully diluted EPS for the third quarter of 2021 was $0.87 cents as compared to $0.88 cents in the prior years’ quarter. Fully diluted EPS in the quarter included the aforementioned M&A and integration related costs, higher interest expense, and prior years’ effect of tax credits taken in the period. Adjusted diluted EPS1 was $1.15 in the quarter as compared to $0.97 cents in the prior year. Cash provided by operating activities through October 1, 2021 was $53.4 million, compared to cash provided by operating activities of $37.7 million in the same period last year. Prior year’s year-to- date cash flows benefitted from the CARES Act by $9.9 million. The increase year-to-date over the prior year is due to strong collections and working capital management. “Excluding the prior year benefit of the CARES Act payroll tax deferrals, year-to-date cash flow from operations improved 92% over last year. Operating cash flow in the quarter was $39.4 million, an impressive result that was driven by our teams focus on cash collections and process improvement,” said Lynch. Net debt at October 1, 2021 was $71.8 million, up $69.5 million from October 2, 2020. Total debt at October 1, 2021 was $128.0 million, up $62.0 million from $66.0 million at October 2, 2020. Both net debt and total debt were up due to the acquisitions of Zenetex and HHB on December 31, 2020. Cash at quarter-end was $56.2 million. Total consolidated indebtedness to consolidated EBITDA1 (total leverage ratio) was 1.33x. Lynch continued, “The outstanding performance by our team in the third quarter has further strengthened our balance sheet and enabled an additional pay-down of debt in the quarter of $45 million, reducing Vectrus’ net debt to EBITDA leverage ratio to 0.75x. We plan to leverage our strong balance sheet and growth profile to enhance our current credit facility to a larger, more favorable, and flexible structure in order to support our growth plan and thoughtful deployment of capital on acquisitions that align with our strategy.” Total backlog as of October 1, 2021 was $4.9 billion and funded backlog was $1.2 billion. The trailing twelve-month book-to-bill was 1.3x as of October 1, 2021.

Exhibit 99.1 4 2021 Guidance Lynch continued, “We are reiterating our previous 2021 guidance ranges.” Guidance for 2021 is as follows: $ millions, except for EBITDA margins and per share amounts 2020 Actual 2021 Guidance 2021 Mid-Point 2021 Mid- Point vs 2020 Revenue $1,396 $1,745 to $1,780 $1,762 26.2% Operating Income Margin 3.1% 3.7% to 3.9% 3.8% 70 bps Adjusted EBITDA Margin1 4.0% 4.8% to 5.0% 4.9% 90 bps Earnings Per Share $3.14 $3.96 to $4.28 $4.12 31.2% Adjusted Diluted Earnings Per Share1 $3.36 $4.76 to $5.07 $4.92 46.4% Net Cash Provided by Operating Activities $64.1 $58.0 to $65.0 $61.5 (4.1%) Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. Third Quarter 2021 Conference Call Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Tuesday, November 9, 2021. U.S.-based participants may dial in to the conference call at 844-825-9789, while international participants may dial 412-317-5180. A live webcast of the conference call as well as an accompanying slide presentation will be available on the Vectrus Investor Relations website at http://investors.vectrus.com or https://www.webcaster4.com/Webcast/Page/1431/43364. A replay of the conference call will be posted on the Vectrus website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through November 23, 2021, at 844- 512-2921 (domestic) or 412-317-6671 (international) with passcode 10161138. Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for reconciliation.

Exhibit 99.1 5 About Vectrus For more than 70 years, Vectrus has provided critical mission support for our customers’ toughest operational challenges. As a high-performing organization with exceptional talent, deep domain knowledge, a history of long-term customer relationships, and groundbreaking technical expertise, we deliver innovative, mission-matched solutions for our military and government customers worldwide. Whether it’s base operations support, supply chain and logistics, IT mission support, engineering and digital integration, security, or maintenance, repair, and overhaul, our customers count on us for on-target solutions that increase efficiency, reduce costs, improve readiness, and strengthen national security. Vectrus is headquartered in Colorado Springs, Colo., and includes about 9,200 employees spanning 206 locations in 27 countries. In 2020, Vectrus generated sales of $1.4 billion. For more information, visit the company’s website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn. Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all of the statements and items listed in the table in "2021 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2021 performance outlook, five-year growth plan, revenue, DSO, contract opportunities, the impacts of COVID-19, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1 6 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) Three Months Ended Nine Months Ended October 1, October 2, October 1, October 2, (In thousands, except per share data) 2021 2020 2021 2020 Revenue $ 459,408 $ 352,415 $ 1,364,257 $ 1,040,212 Cost of revenue 418,900 320,234 1,235,209 951,743 Selling, general, and administrative expenses 27,618 17,344 77,045 58,718 Operating income 12,890 14,837 52,003 29,751 Interest expense, net (1,955) (939) (6,140) (3,988) Income from operations before income taxes 10,935 13,898 45,863 25,763 Income tax expense 677 3,507 7,623 5,593 Net income $ 10,258 $ 10,391 $ 38,240 $ 20,170 Earnings per share Basic $ 0.87 $ 0.89 $ 3.27 $ 1.74 Diluted $ 0.87 $ 0.88 $ 3.23 $ 1.72 Weighted average common shares outstanding - basic 11,726 11,621 11,696 11,590 Weighted average common shares outstanding - diluted 11,849 11,751 11,830 11,743

Exhibit 99.1 7 VECTRUS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) October 1, December 31, (In thousands, except share information) 2021 2020 Assets Current assets Cash and cash equivalents $ 56,232 $ 66,949 Restricted cash — 1,778 Receivables 337,072 314,959 Other current assets 39,331 24,702 Total current assets 432,635 408,388 Property, plant, and equipment, net 23,560 22,573 Goodwill 316,978 339,702 Intangible assets, net 69,088 48,105 Right-of-use assets 43,111 18,718 Other non-current assets 9,379 6,325 Total non-current assets 462,116 435,423 Total Assets $ 894,751 $ 843,811 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 211,585 $ 159,586 Compensation and other employee benefits 73,521 79,568 Short-term debt 10,400 8,600 Other accrued liabilities 46,803 40,657 Total current liabilities 342,309 288,411 Long-term debt, net 116,623 168,751 Deferred tax liability 39,966 39,386 Other non-current liabilities 54,052 42,325 Total non-current liabilities 210,641 250,462 Total liabilities 552,950 538,873 Commitments and contingencies (Note 10) Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 11,726,707 and 11,624,717 shares issued and outstanding as of October 1, 2021 and December 31, 2020, respectively 117 116 Additional paid in capital 86,285 82,823 Retained earnings 260,266 222,026 Parent company equity — — Accumulated other comprehensive loss (4,867) (27) Total shareholders' equity 341,801 304,938 Total Liabilities and Shareholders' Equity $ 894,751 $ 843,811

Exhibit 99.1 8 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Nine Months Ended October 1, October 2, (In thousands) 2021 2020 Operating activities Net income $ 38,240 $ 20,170 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 4,788 3,001 Amortization of intangible assets 7,521 3,031 Loss on disposal of property, plant, and equipment 65 63 Stock-based compensation 6,927 6,499 Amortization of debt issuance costs 689 286 Changes in assets and liabilities: Receivables (22,835) 3,584 Other assets (15,743) (8,826) Accounts payable 55,653 (1,988) Deferred taxes 780 (7,575) Compensation and other employee benefits (5,737) 813 Other liabilities (16,970) 18,597 Net cash provided by operating activities 53,378 37,655 Investing activities Purchases of capital assets and intangibles (7,650) (3,348) Proceeds from the disposition of assets 16 — Business acquisition purchase price adjustment 262 — Contribution to joint venture (2,496) — Net cash used in investing activities (9,868) (3,348) Financing activities Repayments of long-term debt (6,000) (4,500) Proceeds from revolver 352,000 151,000 Repayments of revolver (397,000) (151,000) Proceeds from exercise of stock options 113 59 Payment of debt issuance costs (17) — Payments of employee withholding taxes on share-based compensation (2,317) (1,918) Net cash used in financing activities (53,221) (6,359) Exchange rate effect on cash (2,784) 468 Net change in cash, cash equivalents and restricted cash (12,495) 28,416 Cash, cash equivalents and restricted cash-beginning of year 68,727 35,318 Cash, cash equivalents and restricted cash-end of period $ 56,232 $ 63,734 Supplemental disclosure of cash flow information: Interest paid $ 4,706 $ 3,030 Income taxes paid $ 9,068 $ 12,570 Purchase of capital assets on account $ 480 $ 373

Exhibit 99.1 9 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, operating income, and operating margin. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We define operating margin as operating income divided by revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and organic revenue to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations, and other disclosures. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and organic revenue, however, are not measures of financial performance under GAAP and should not be considered a substitute for operating income, operating margin, net income, and diluted earnings per share as determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to significant charges or credits, and unusual and infrequent non-operating items, such as M&A, integration and related costs, LOGCAP V pre-operational legal costs, and amortization of acquired intangible assets that impact current results but are not related to our ongoing operations. • Adjusted operating margin is defined as adjusted operating income divided by revenue. • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items, such

Exhibit 99.1 10 as M&A, integration and related costs, LOGCAP V pre-operational legal costs, and amortization of acquired intangible assets that impact current results but are not related to our ongoing operations. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • EBITDA is defined as operating income, adjusted to exclude depreciation and amortization. • Adjusted EBITDA is defined as EBITDA, adjusted to exclude items that may include, but are not limited to, significant charges or credits and unusual and infrequent non-operating items, such as M&A, integration and related costs, LOGCAP V pre-operational legal costs that impact current results but are not related to our ongoing operations. • EBITDA margin is defined as EBITDA divided by revenue. • Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. • Organic revenue is defined as revenue, adjusted to exclude revenue from acquired companies.

Exhibit 99.1

Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures)

($K, except per share data)	Three Months Ended October 01, 2021 As Reported	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Three Months Ended October 01, 2021 - Adjusted
Revenue	$ 459,408	$ —	$ —	$ —	$ —	$ 459,408
Growth	30.4 %					30.4 %
Operating income	$ 12,890	$ 3,284	$ 10	$ 2,630	$ —	$ 18,814
Operating margin	2.8 %					4.1 %
Interest expense, net	$ (1,955)	$ —	$ —	$ —	$ —	$ (1,955)
Income from operations before income taxes	$ 10,935	$ 3,284	$ 10	$ 2,630	$ —	$ 16,859
Income tax expense	$ 677	$ 546	$ 2	$ 438	$ 1,524	$ 3,187
Income tax rate	6.2 %					18.9 %
Net income	$ 10,258	$ 2,738	$ 8	$ 2,192	$ (1,524)	$ 13,672
Weighted average common shares outstanding, diluted	11,849					11,849
Diluted earnings per share	$ 0.87	$ 0.23	$ —	$ 0.18	$ (0.13)	$ 1.15

EBITDA (Non-GAAP Measures)

($K)	Three Months Ended October 01, 2021 As Reported	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Three Months Ended October 01, 2021 - Adjusted
Operating Income	$ 12,890	$ 3,284	$ 10	$ 2,630	$ —	$ 18,814
Add:						
Depreciation and amortization	$ 4,320	$ —	$ —	$ (2,630)	$ —	$ 1,690
EBITDA	$ 17,210	$ 3,284	$ 10	$ —	$ —	$ 20,504
EBITDA Margin	3.7 %					4.5 %

•

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Exhibit 99.1 12 Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures) ($K, except per share data) Three Months Ended October 02, 2020 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Prior Years' Tax Credits Three Months Ended October 02, 2020 - Adjusted Revenue $ 352,415 $ — $ — $ — $ — $ 352,415 Operating income $ 14,837 $ 121 $ 38 $ 1,003 $ — $ 15,999 Operating margin 4.2% 4.5 % Interest expense, net $ (939) $ — $ — $ — $ — $ (939) Income from operations before income taxes $ 13,898 $ 121 $ 38 $ 1,003 $ — $ 15,060 Income tax expense $ 3,507 $ 28 $ 9 $ 170 $ — $ 3,714 Income tax rate 25.2% 24.7 % Net income $ 10,391 $ 93 $ 29 $ 833 $ — $ 11,346 Weighted average common shares outstanding, diluted 11,751 11,751 Diluted earnings per share $ 0.88 $ 0.01 $ — $ 0.07 $ — $ 0.97 EBITDA (Non-GAAP Measures) ($K) Three Months Ended October 02, 2020 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Prior Years' Tax Credits Three Months Ended October 02, 2020 - Adjusted Operating Income $ 14,837 $ 121 $ 38 $ 1,003 $ — $ 15,999 Add: Depreciation and amortization $ 2,033 $ — $ — $ (1,003) $ — $ 1,030 EBITDA $ 16,870 $ 121 $ 38 $ — $ — $ 17,029 EBITDA Margin 4.8% 4.8%

Exhibit 99.1

Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures)

($K, except per share data)	Nine Months Ended October 01, 2021 As Reported	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Nine Months Ended October 01, 2021 - Adjusted
Revenue	$ 1,364,257	$ —	$ —	$ —	$ —	$ 1,364,257
Growth	31.2 %					31.2 %
Operating income	$ 52,003	$ 3,284	$ 188	$ 7,521	$ —	$ 62,996
Operating margin	3.8 %					4.6 %
Interest expense, net	$ (6,140)	$ —	$ —	$ —	$ —	$ (6,140)
Income from operations before income taxes	$ 45,863	$ 3,284	$ 188	$ 7,521	$ —	$ 56,856
Income tax expense	$ 7,623	$ 546	$ 31	$ 1,250	$ 1,524	$ 10,974
Income tax rate	16.6 %					19.3 %
Net income	$ 38,240	$ 2,738	$ 157	$ 6,271	$ (1,524)	$ 45,882
Weighted average common shares outstanding, diluted	11,830					11,830
Diluted earnings per share	$ 3.23	$ 0.23	$ 0.01	$ 0.53	$ (0.13)	$ 3.88

EBITDA (Non-GAAP Measures)

($K)	Nine Months Ended October 01, 2021 As Reported	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Nine Months Ended October 01, 2021 - Adjusted
Operating Income	$ 52,003	$ 3,284	$ 188	$ 7,521	$ —	$ 62,996
Add:						
Depreciation and amortization	$ 12,309	$ —	$ —	$ (7,521)	$ —	$ 4,788
EBITDA	$ 64,312	$ 3,284	$ 188	$ —	$ —	$ 67,784
EBITDA Margin	4.7 %					5.0 %

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Exhibit 99.1 14 Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures) ($K, except per share data) Nine Months Ended October 02, 2020 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Prior Years' Tax Credits Nine Months Ended October 02, 2020 - Adjusted Revenue $ 1,040,212 $ — $ — $ — $ — $ 1,040,212 Operating income $ 29,751 $ 2,409 $ 225 $ 3,031 $ — $ 35,416 Operating margin 2.9% 3.4 % Interest expense, net $ (3,988) $ — $ — $ — $ — $ (3,988) Income from operations before income taxes $ 25,763 $ 2,409 $ 225 $ 3,031 $ — $ 31,428 Income tax expense $ 5,593 $ 554 $ 48 $ 512 $ — $ 6,707 Income tax rate 21.7% 21.3 % Net income $ 20,170 $ 1,855 $ 177 $ 2,519 $ — $ 24,721 Weighted average common shares outstanding, diluted 11,743 11,743 Diluted earnings per share $ 1.72 $ 0.16 $ 0.02 $ 0.21 $ — $ 2.11 EBITDA (Non-GAAP Measures) ($K) Nine Months Ended October 02, 2020 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Prior Years' Tax Credits Nine Months Ended October 02, 2020 - Adjusted Operating Income $ 29,751 $ 2,409 $ 225 $ 3,031 $ — $ 35,416 Add: Depreciation and amortization $ 6,032 $ — $ — $ (3,031) $ — $ 3,001 EBITDA $ 35,783 $ 2,409 $ 225 $ — $ — $ 38,417 EBITDA Margin 3.4% 3.7%

Exhibit 99.1 15 Three Months Ended Three Months Ended Three Months Ended October 1, 2021 October 1, 2021 October 1, 2021 ($K) As Reported Zenetex & HHB Organic Revenue $ 459,408 $ 61,193 $ 398,215 Three Months Ended Three Months Ended Three Months Ended October 2, 2020 October 2, 2020 October 2, 2020 ($K) As Reported Zenetex & HHB Organic Revenue $ 352,415 $ — $ 352,415 Organic Revenue $ $ 45,800 Organic Revenue % 13.0 % Nine Months Ended Nine Months Ended Nine Months Ended October 1, 2021 October 1, 2021 October 1, 2021 ($K) As Reported Zenetex & HHB Organic Revenue $ 1,364,257 $ 194,459 $ 1,169,798 Nine Months Ended Nine Months Ended Nine Months Ended October 2, 2020 October 2, 2020 October 2, 2020 ($K) As Reported Zenetex & HHB Organic Revenue $ 1,040,212 $ — $ 1,040,212 Organic Revenue $ $ 129,586 Organic Revenue % 12.5%

Exhibit 99.1

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

	Three Months Ended				Nine Months Ended			
(In thousands)	October 1, 2021	%	October 2, 2020	%	October 1, 2021	%	October 2, 2020	%
Army	$ 304,341	66 %	$ 236,267	67 %	$ 869,690	64 %	$ 711,173	68 %
Air Force	63,569	14 %	79,425	23 %	207,565	15 %	231,088	22 %
Navy	52,556	11 %	18,785	5 %	165,391	12 %	48,564	5 %
Other	38,942	9 %	17,938	5 %	121,611	9 %	49,387	5 %
Total revenue	$ 459,408		$ 352,415		$ 1,364,257		$ 1,040,212	

Revenue by Contract

	Three Months Ended				Nine Months Ended			
(In thousands)	October 1, 2021	%	October 2, 2020	%	October 1, 2021	%	October 2, 2020	%
Cost-plus and cost-reimbursable [1]	$ 353,789	77 %	$ 249,484	71 %	$ 1,018,465	75 %	$ 748,543	72 %
Firm-fixed-price	105,619	23 %	102,931	29 %	345,792	25 %	291,669	28 %
Total revenue	$ 459,408		$ 352,415		$ 1,364,257		$ 1,040,212	

[1] Includes time and material contracts

Revenue by Contract Relationship

	Three Months Ended				Nine Months Ended			
(In thousands)	October 1, 2021	%	October 2, 2020	%	October 1, 2021	%	October 2, 2020	%
Prime contractor	$ 429,370	93 %	$ 332,564	94 %	$ 1,272,671	93 %	$ 980,301	94 %
Subcontractor	30,038	7 %	19,851	6 %	91,586	7 %	59,911	6 %
Total revenue	$ 459,408		$ 352,415		$ 1,364,257		$ 1,040,212	

Revenue by Geographic Region

	Three Months Ended				Nine Months Ended			
(In thousands)	October 1, 2021	%	October 2, 2020	%	October 1, 2021	%	October 2, 2020	%
Middle East	$ 263,257	57 %	$ 223,544	63 %	$ 761,758	56 %	$ 677,449	65 %
United States	139,357	30 %	87,979	25 %	435,717	32 %	250,900	24 %
Europe	34,902	8 %	38,108	11 %	111,604	8 %	106,171	10 %
Asia	21,892	5 %	2,784	1 %	55,178	4 %	5,692	1 %
Total revenue	$ 459,408		$ 352,415		$ 1,364,257		$ 1,040,212	

Source: Vectrus, Inc.

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